Exhibit (h)(4)(d)

                               SECOND AMENDMENT TO
                            TRANSFER AGENCY AGREEMENT

      THIS SECOND AMENDMENT (the "Amendment") is made as of the 30th day of June, 2004, between AmSouth Funds (the "Trust"), a Massachusetts business trust having its principal place of business at 3435 Stelzer Road, Columbus, Ohio 43219, and BISYS Fund Services Ohio, Inc. ("BISYS") an Ohio corporation having its principal place of business at 3435 Stelzer Road, Columbus, Ohio 43219.

      WHEREAS, the Trust and BISYS entered into a Transfer Agency Agreement dated January 1, 2001, under which BISYS performs transfer agency services for the Trust (as amended and in effect on the date hereof, the "Agreement");

      WHEREAS, Section 5, which governs the term of the Agreement, contains a typographical error; and

      WHEREAS, the parties wish to correct Section 5 of the Agreement.

      NOW THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein set forth, the parties agree as follows:

      1. The first sentence of Section 5 of the Agreement is hereby revised to read as follows: "The term of this Agreement shall commence on the Effective Date and shall remain in effect, unless earlier terminated by either party hereto as provided hereunder, until December 31, 2005 (the "Initial Term")."

      2. Except as specifically set forth herein, all other provisions of the Agreement remain in full force and effect.

      3. The provisions set forth in this Amendment supersede all prior negotiations, understandings and agreements bearing upon the subject matter covered herein. This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same instrument. No amendment or modification to this Amendment shall be valid unless made in writing and executed by both parties hereto.

      IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

                                        AMSOUTH FUNDS

                                        By: /s/ John F. Calvano
                                            -------------------
                                        Title:  President

                                        BISYS FUND SERVICES OHIO, INC.

                                        By:  /s/ William Tomko
                                             -------------------------------

                                        Title: President
                                              ------------------------------